                                                                     Exhibit 21

                          SUBSIDIARIES OF ADVO, INC.
                           As of September 29, 2001

                                                                PERCENT OF VOTING
  STATE OF                                                     SECURITIES OWNED AS
INCORPORATION  NAME OF SUBSIDIARY                             OF SEPTEMBER 29, 2001
-------------  ------------------                             ---------------------
  Delaware     ADVO Investment Company, Inc.                           100
  Delaware     Value Fair, Inc.                                        100
  Delaware     MBV, Inc.                                               100
  Delaware     Stighen, Inc. (formerly Marketing Force, Inc.)          100(1)
  Delaware     MailCoups, Inc.                                         100
  Delaware     Coupon Distributors, Inc.                               100(2)
  Delaware     ShopWise.com, Inc.                                      100
  North
   Carolina    Netserts.com, LLC                                       100(3)
  Maryland     Mail Marketing Systems, Inc.                            100
  Delaware     New England Direct, LLC                                 50

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(1) Owned by ADVO Investment Company, Inc.
(2) Coupon Distributors, Inc. is a wholly owned subsidiary of MailCoups, Inc.
(3) Netserts.com, LLC is a wholly owned subsidiary of ShopWise.com